UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2012

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51038 (Commission File Number)	98-0373793 (IRS Employer Identification No.)

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (732) 329-8885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2012, David Lamadrid notified the Company of his decision to resign from his position as the Chief Financial Officer of CytoSorbents Corporation. Mr. Lamadrid’s resignation will be effective on July 11, 2012.

Item 7.01	Regulation FD Disclosure

On June 20, 2012, we issued a press release regarding the appointment of Dr. Christian Steiner as VP of Sales and Marketing and the Hiring of a Core Sales Force that Marks the Official Launch of CytoSorb in Germany. A copy of that release is attached hereto as Exhibit 99.1.

On June 20, 2012, we issued a press release regarding the departure of David Lamadrid as our CFO. A copy of that release is attached hereto as Exhibit 99.2.

The information in this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press Release dated June 20, 2012
99.2	Press Release dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2012	CytoSorbents Corporation

	By:	/s/ Dr. Phillip P. Chan
Name: Dr. Phillip P. Chan
Title: President and CEO